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                                                                    Exhibit 23.2
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                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Bev-Tyme, Inc. and Subsidiaries


          We hereby consent to incorporation by reference in the Registration Statement of Form S-8 of Bev-Tyme, Inc. and Subsidiaries of our report dated March 26, 1997, relating to the consolidated financial statements of Bev-Tyme, Inc. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.

          Our report dated March 26, 1997, contains an explanatory paragraph that states that the Company's recurring losses and use of cash for operations raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                              /s/ Moore Stephens, P.C.
                                            ----------------------------
                                            MOORE STEPHENS, P.C.
                                            Certified Public Accountants


Cranford, New Jersey
September 11, 1997